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Exhibit II


                            MERCHANTS GROUP, INC.
                       Computation of Income Per Share
                    (in thousands, except per share data)

                                                                                  For the Three
                                                                                  Months Ended
                                                                                    March 31,
                                                                                 ---------------
                                                                                 1994       1995
                                                                               -------    --------
 Net income for computing earnings
   per common share - without dilution
   and fully diluted                                                           $    25    $  1,111
                                                                               =======    ========

 Weighted average number of common
   shares outstanding - without
   dilution                                                                      3,157       3,158
 Addition from assumed exercise as of
   the beginning of the period, of
   common stock options outstanding
   as of the end of the period, reduced
   by the number of shares assumed to
   have been repurchased by the company
   with the proceeds from exercise, at
   the average market value per share
   during the period                                                                21          18
                                                                               -------    --------
 Weighted average number of common
   shares and common share equivalents
   outstanding, primary and fully diluted                                        3,178       3,176
                                                                               =======    ========
 Primary and fully diluted earnings
   per share                                                                    $  .01      $  .35
                                                                               =======    ========





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